SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street Silver Spring, MD	20910

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Item 5. Other Events.

     On March 15, 2004, United Therapeutics Corporation issued a press release announcing that its Chief Financial Officer Fred Hadeed and its General Counsel Paul Mahon have each adopted pre-arranged stock trading plans under Securities and Exchange Commission Rule10b5-1 to sell a portion of their company stock over three years as part of their individual long-term strategy for asset diversification and liquidity. In addition, Bina Aspen Rothblatt, the spouse of Chief Executive Officer Martine Rothblatt, has also adopted a three-year Rule 10b5-1 stock trading plan.

Item 7. Exhibits

     (c) Exhibits

Exhibit No.	Description of Exhibit

99	Press release dated March 15, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
Dated: March 15, 2004	By: Name: Title:	/s/ Paul A. Mahon Paul A. Mahon General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	Press release dated March 15, 2004